Contact:	Mark Thomson, CFO
(757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties Announces Second Quarter Fiscal Year 2010 Results
Cash Flow from Operations of $8.7 million

Hampton, VA, November 4, 2009 – Measurement Specialties, Inc. (NASDAQ: MEAS), a global designer and manufacturer of sensors and sensor-based systems, announces results for the second quarter of fiscal year 2010.

The Company reported a decrease in consolidated net sales of $9.8 million or 17% to $49.1 million for the three months ended September 30, 2009, as compared to the corresponding period last year.   For the six months ended September 30, 2009, the Company reported a decrease in consolidated net sales of $24.1 million or 20% to $93.8 million, as compared to the same period last year.  The overall decrease in sales is largely attributable to the global economic recession.

For the three months ended September 30, 2009, the Company reported income from continuing operations of $0.1 million, or less than $0.01 per diluted share, as compared to income from continuing operations of $3.7 million or $0.26 per diluted share for the same period last year.  For the six months ended September 30, 2009, the Company reported a loss from continuing operations of $1.4 million, or $0.10 per diluted share, as compared to net income of $7.6 million or $0.52 per diluted share for the same period last year.  The decrease in net income primarily reflects the impact of the global recession on sales and profits, as well as the impact of several tax related items.

During the second quarter ended September 30, 2009, there were several tax items impacting the Company’s results of operations and consolidated estimated effective tax rate (“ETR”).  The Company reduced the estimated annual effective tax rate (“ETR”) to a negative 7% from 20% due to, among other things, favorable tax deductions in China and the shifting of expected profits and losses before taxes between tax jurisdictions with differing tax rates (a higher proportion of profits to those jurisdictions with lower tax rates and a higher proportion of losses to jurisdictions with higher tax rates).  There were a number of discrete tax adjustments as well.  For additional information regarding tax matters, please refer to results reported in our Form 10-Q for quarter ended September 30, 2009.

Frank Guidone, Company CEO commented, “Our second quarter sales increased $4.3 million or 10%, as compared to our first quarter, representing our second consecutive quarter with higher sales on a trailing quarter-to-quarter basis.  Perhaps more importantly, bookings increased 30% over the first quarter, supporting our forecast for continued improvement in quarter-to-quarter sales.  Increased bookings (and associated increase in backlog) is a critical leading indicator, and if sustained, should translate to improved sales in future periods.  As a result of our cost reduction and working capital management efforts, free cash flow for the six months ended September 30, 2009 improved by $6 million to $13.6 million versus the same period last year, despite the decline in period-over-period sales.  We believe this demonstrates our success in managing through the recession, and are optimistic regarding future performance as a result of the improvement in sales and bookings.”

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

Bookings are orders the Company has accepted from customers and are supported by purchase orders.  Adjusted EBITDA and free cash flow are non-GAAP financial measures.  Please refer to the notes and reconciliation regarding Non-GAAP financial measures contained in this release.

On November 4, 2009, the Company filed its Form 10-Q for the quarter ended September 30, 2009.  Please refer to the Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Form 10-Q filed for a more complete discussion of sales, margin and expenses.

The Company will host an investor conference call on Thursday, November 5, 2009 at 11:00 AM Eastern to answer questions regarding the second quarter results reported in our Form 10-Q for quarter ended September 30, 2009.  US dialers: (877) 407-8031; International dialers (201) 689-8031.  Interested parties may also listen via the Internet at: www.investorcalendar.com.  The call will be available for replay for 30 days by dialing (877) 660-6853 (US dialers); (201) 612-7415 (International dialers), and entering the replay pass code #286 and conference ID# 335906, and on Investorcalendar.com.

About Measurement Specialties:  Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as pressure, temperature, position, force, vibration, humidity and photo optics.  MEAS uses multiple advanced technologies – piezo-resistive silicon sensors, application-specific integrated circuits, micro-electromechanical systems (“MEMS”), piezoelectric polymers, foil strain gauges, force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, electromagnetic displacement sensors, hygroscopic capacitive sensors, ultrasonic sensors, optical sensors, negative thermal coefficient (“NTC”) ceramic sensors and mechanical resonators – to engineer sensors that operate precisely and cost effectively.

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward looking statements may be identified by such words or phrases  as “should”, "intends", “ is subject to”, "expects", "will", "continue", "anticipate", "estimated", "projected", "may", "we believe", "future prospects", or similar expressions.  These forward-looking statements involve a number of risks and uncertainties. Factors that might cause actual results to differ include, but are not limited to, conditions in the general economy, including risks associated with the current financial crisis and worldwide economic conditions and reduced demand for products that incorporate our products; conditions in the credit markets, including our ability to raise additional funds or refinance our existing credit facility; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers’ operations or the refusal of our suppliers to provide us with component materials, particularly in light of the current economic conditions and potential for suppliers to fail; timely development, market acceptance and warranty performance of new products; changes in product mix, costs and yields and fluctuations in foreign currency exchange rates; uncertainties related to doing business in Europe and China; fluctuations in foreign currency exchange and interest rates; legislative initiatives, including tax legislation and other changes in the Company’s tax position; legal proceedings; compliance with debt covenants, including events beyond our control; and adverse developments in the automotive industry and other markets served by us; and other risks disclosed from time to time in the Company’s SEC reports.  The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term.  Actual results may differ materially.  The Company assumes no obligation to update the information in this release.

Company Contact:  Mark Thomson, CFO, (757) 766-4224

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
(Amounts in thousands, except per share amounts)	2009	2008	2009	2008
Net sales	$49,087	$58,888	$93,828	$117,886
Cost of goods sold	31,145	33,851	59,635	67,608
Gross profit	17,942	25,037	34,193	50,278
Selling, general, and administrative expenses	16,512	18,510	33,845	38,098
Operating income	1,430	6,527	348	12,180
Interest expense, net	1,018	806	2,187	1,512
Foreign currency exchange loss (gain)	(437)	396	(973)	332
Other expense (income)	8	68	27	(353)
Income (loss) from continuing operations, before income taxes	841	5,257	(893)	10,689
Income tax expense from continuing operations	675	1,446	307	2,945
Income (loss) from continuing operations, net of income taxes	166	3,811	(1,200)	7,744
Loss from discontinued operations, net of income taxes	(125)	-	(125)	-
Net income (loss)	41	3,811	(1,325)	7,744
Less: Net income attributable to noncontrolling interest	98	93	210	170
Net income (loss) attributable to Measurement Specialties, Inc. ("MEAS")	$(57)	$3,718	$(1,535)	$7,574

Amounts attributable to MEAS common shareholders:
Income (loss) from continuing operations, net of income taxes	$68	$3,718	$(1,410)	$7,574
Discontinued operations, net of income taxes	(125)	-	(125)	-
Net income (loss)	$(57)	$3,718	$(1,535)	$7,574

Earnings per common share - Basic:
Income (loss) from continuing operations, net of income taxes	$-	$0.26	$(0.10)	$0.52
Loss from discontinued operations attributable to MEAS	(0.01)	-	(0.01)	-
Net income (loss) - Basic	$-	$0.26	$(0.11)	$0.52

Earnings per common share - Diluted:
Income (loss) from continuing operations, net of income taxes	$-	$0.26	$(0.10)	$0.52
Loss from discontinued operations attributable to MEAS	(0.01)	-	(0.01)	-
Net income (loss) - Diluted	$-	$0.26	$(0.11)	$0.52

Weighted average shares outstanding - Basic	14,486	14,454	14,486	14,453
Weighted average shares outstanding - Diluted	14,486	14,530	14,486	14,532

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	March 31,
(Amounts in thousands)	2009	2009

ASSETS

Current assets:
Cash and cash equivalents	$27,792	$23,483
Accounts receivable trade, net of allowance for
doubtful accounts of $891 and $898, respectively	27,772	28,830
Inventories, net	41,516	45,384
Deferred income taxes, net	967	2,067
Prepaid expenses and other current assets	3,656	3,968
Other receivables	995	458
Due from joint venture partner	2,490	1,824
Promissory note receivable	158	283
Income taxes receivable	1,151	-
Total current assets	106,497	106,297

Property, plant and equipment, net	46,221	46,875
Goodwill	100,487	99,176
Acquired intangible assets, net	27,217	27,478
Deferred income taxes, net	1,170	2,985
Other assets	1,536	1,319
Total assets	$283,128	$284,130

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	March 31,
(Amounts in thousands, except share amounts)	2009	2009

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of promissory notes payable	$2,414	$2,176
Current portion of long-term debt	2,339	2,356
Current portion of capital lease obligations	529	797
Accounts payable	15,348	15,381
Accrued expenses	5,090	3,041
Accrued compensation	6,378	5,656
Income taxes payable	-	1,838
Other current liabilities	3,977	3,394
Total current liabilities	36,075	34,639

Revolver	64,047	71,407
Promissory notes payable, net of current portion	4,828	4,352
Long-term debt, net of current portion	11,682	12,769
Capital lease obligations, net of current portion	165	250
Other liabilities	1,118	1,085
Total liabilities	117,915	124,502

Equity:
Measurement Specialties, Inc. ("MEAS") shareholders' equity:
Serial preferred stock; 221,756 shares authorized; none outstanding	-	-
Common stock, no par; 25,000,000 shares authorized; 14,485,937
and 14,483,622 shares issued and outstanding, respectively	-	-
Additional paid-in capital	83,361	81,948
Retained earnings	65,683	67,218
Accumulated other comprehensive income	13,402	8,110
Total MEAS shareholders' equity	162,446	157,276
Noncontrolling interest	2,767	2,352
Total equity	165,213	159,628
Total liabilities and shareholders' equity	$283,128	$284,130

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

	Six months ended
	September 30,
(Amounts in thousands)	2009	2008
Cash flows from operating activities:
Net income (loss)	$(1,325)	$7,744
Less: Loss from discontinued operations	(125)	-
Income (loss) from continuing operations	(1,200)	7,744

Adjustments to reconcile net income (loss) to net cash
provided by operating activities from continuing operations:
Depreciation and amortization	7,205	6,577
Loss on sale of assets	71	107
Non-cash equity based compensation	1,411	1,524
Deferred income taxes	879	(430)
Net change in operating assets and liabilities:
Accounts receivable, trade	2,014	3,989
Inventories	5,234	(4,684)
Prepaid expenses, other current assets and other receivables	(27)	(500)
Other assets	(561)	834
Accounts payable	(1,144)	(1,018)
Accrued expenses, accrued compensation, other current and other liabilities	3,117	(266)
Income taxes payable and income taxes receivable	(1,046)	1,697
Net cash provided by operating activities from continuing operations	15,953	15,574
Cash flows from investing activities from continuing operations:
Purchases of property and equipment	(2,305)	(7,966)
Proceeds from sale of assets	50	4
Acquisition of business, net of cash acquired	(100)	-
Net cash used in investing activities from continuing operations	(2,355)	(7,962)
Cash flows from financing activities from continuing operations:
Repayments of long-term debt	(1,213)	(1,671)
Borrowings of short-term debt, revolver and notes payable	-	9
Repayments of short-term debt, revolver, capital leases and notes payable	(7,807)	(4,416)
Payment of deferred financing costs	(832)	-
Proceeds from exercise of options and employee stock purchase plan	2	176
Net cash used in financing activities from continuing operations	(9,850)	(5,902)

Net cash provided by investing activities of discontinued operations	-	540
Net cash provided by discontinued operations	-	540

Net change in cash and cash equivalents	3,748	2,250
Effect of exchange rate changes on cash	561	(1,101)
Cash, beginning of year	23,483	21,565
Cash, end of period	$27,792	$22,714

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

Reconciliation of Non-GAAP Financial Measures (Unaudited):

	Three months ended		Six months ended
	September 30,		September 30,
	2009	2008	2009	2008

(In thousands, except percentages)

Income (loss) from continuing operations, net of income taxes	$166	$3,811	$(1,200)	$7,744
Less: Net income attributable to noncontrolling interest	98	93	210	170
Income (loss) from continuing operations attributable to MEAS	68	3,718	(1,410)	7,574

Add Back:
Interest	1,018	806	2,187	1,512
Provision (benefit) for income taxes	675	1,446	307	2,945
Depreciation and Amortization	3,475	3,240	7,205	6,577
Foreign Currency Exchange Loss (Gain)	(437)	396	(973)	332
Non-cash equity based compensation	811	726	1,411	1,524
Adjusted EBITDA	$5,610	$10,332	$8,727	$20,464
As % of Net Sales	11.5%	17.6%	9.3%	17.4%

Free Cash Flow
Net cash provided by operating activities from continuing operations	$8,712	$6,252	$15,953	$15,574
Purchases of property and equipment	(1,362)	(4,648)	(2,305)	(7,966)
Free Cash Flow	$7,350	$1,604	$13,648	$7,608

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” promulgated under the Securities and Exchange Act of 1934, as amended, defines and prescribes the conditions for use of certain non-GAAP financial information.  We believe that certain of our financial measures which meet the definition of non-GAAP financial measures provide important supplemental information to investors.

The financial information accompanying this press release includes the Company’s earnings before interest, income taxes, depreciation, amortization, foreign currency transaction gains/losses and stock option expense, or “Adjusted EBITDA” and “Free Cash Flow.”  Adjusted EBITDA and Free Cash Flow are non-GAAP measures that are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from Adjusted EBITDA and Free Cash Flow measures used by other companies.  Adjusted EBITDA is derived by adding interest, taxes, depreciation, amortization, foreign currency transaction gains/losses, and stock option expense to the Company’s net income from continuing operations.  Free Cash Flow is derived by taking net cash provided by operating activities from continuing operations and subtracting capital expenditures (purchases of property and equipment).  The Company believes that Adjusted EBITDA is important to investors because it provides a financial measure that is more representative of the Company’s cash flow (prior to taking into account the effects of changes in working capital and purchases of property and equipment), excluding non-cash expenses and items such as foreign currency transaction gains/losses, income taxes and interest, which vary greatly period to period.  The Company believes that this measure is important to investors because it more accurately represents the leverage effect of fixed expenses.  The Company believes Free Cash Flow is also important to investors as it provides useful information about the amount of cash generated by the business after the purchase of property, buildings and equipment, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions and strengthen the balance sheet, and because it is a significant measure used in determining the enterprise value of the Company.  A limitation on the use of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company’s cash balance for the period or the residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions.

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

These non-GAAP financial measures are used by management in addition to and in conjunction with the results presented in accordance with GAAP.   These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures.  Non-GAAP financial measures provide an additional way of viewing aspects of our operation that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide an understanding of certain factors and trends relating to our business.   The Company strongly encourages investors to review our financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.

*****End of Press Release*****

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com